                                             Exhibit 99.1
Editorial Contacts:
Kate Beerkens, Director of Investor Relations - ir@logitech.com
Nicole Kenyon, Head of Global Communications - nkenyon@logitech.com (USA)
Ben Starkie, Corporate Communications - +41 (0) 79-292-3499, bstarkie1@logitech.com (Europe/Asia)

Logitech Announces Fourth Consecutive Quarter of Sales Growth
Gaming Sales Near Pandemic High Levels;
Company Raises FY 2025 Outlook

LAUSANNE, Switzerland and SAN JOSE, Calif., Jan. 28, 2025 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the third quarter of Fiscal Year 2025.
•Sales were $1.34 billion, up 7 percent in US dollars and 6 percent in constant currency compared to Q3 of the prior year.
•GAAP gross margin was 42.9 percent, up 90 basis points compared to Q3 of the prior year. Non-GAAP gross margin was 43.2 percent, up 90 basis points compared to Q3 of the prior year.
•GAAP operating income was $235 million, up 6 percent compared to Q3 of the prior year. Non-GAAP operating income was $266 million, up 7 percent compared to Q3 of the prior year.
•GAAP earnings per share (EPS) was $1.32, down 15 percent compared to Q3 of the prior year. Non-GAAP EPS was $1.59, up 4 percent compared to Q3 of the prior year.
•Cash flow from operations was $371 million. The quarter-ending cash balance was $1.5 billion.
•The Company returned $200 million of cash to shareholders through share repurchases.
“We’re excited to deliver strong, profitable growth once again, in our biggest quarter of the year,” said Hanneke Faber, Logitech chief executive officer. “Our growth was driven by our strategic priorities. We delivered superior innovation. Gaming sales were near pandemic-high levels, thanks to an outstanding set of innovations launched ahead of the holidays. We delivered near record sales in our premium Pro Gaming and MX portfolios. Logitech for Business made excellent progress. And our teams fielded effective marketing campaigns and excellent holiday retail execution to drive broad-based geographic progress.”
“Q3 marks another disciplined quarter,” said Matteo Anversa, Logitech chief financial officer. “Thanks to our strong operational performance, we again delivered year-over-year expansion of gross margin. While we expect fourth quarter currency headwinds, the strong demand in the third quarter and the continued promotional and operational discipline of our teams give us confidence about the trajectory of our business, and we are increasing our full-year outlook.”

Outlook
Logitech raised its full-year outlook for Fiscal Year 2025:

	Previous FY25 outlook	New FY25 outlook
Sales	$4.39 - $4.47 billion	$4.54 - $4.57 billion
Sales growth (in US dollars, year over year)	2% - 4%	5.4% - 6.4%
Sales growth (in constant currency, year over year)	2% - 4%	6.2% - 7.1%
Non-GAAP operating income	$720 - $750 million	$755 - $770 million
Non-GAAP op. inc. growth (year over year)	3% - 7%	8% - 10%

Financial Results Videoconference and Webcast
Logitech will hold a financial results videoconference to discuss the results for Q3 Fiscal Year 2025 on Tuesday, January 28, 2025 at 1:30 p.m. Pacific Standard Time (PST) and 10:30 p.m. Central European Time (CET). A livestream of the event will be available on the Logitech corporate website at https://ir.logitech.com. This press release and the Q3 Fiscal Year 2025 Shareholder Letter are also available there.

Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures in this press release, which exclude share-based compensation expense, amortization of intangible assets, acquisition-related costs, restructuring charges (credits), net, loss (gain) on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below and posted to our website at https://ir.logitech.com. Logitech also presents percentage sales growth in constant currency (“cc”), a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance, outlook and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for the Fiscal Year 2025 non-GAAP operating income outlook.

Public Dissemination of Certain Information
Recordings of Logitech’s earnings videoconferences and certain events Logitech participates in or hosts, with members of the investment community are posted on the company’s investor relations website at https://ir.logitech.com. Additionally, Logitech provides notifications of news or announcements regarding its operations and financial performance, including its filings with the Securities and Exchange Commission (SEC), investor events, and press and earnings releases as part of its investor relations website. Logitech intends to use its investor relations website as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Logitech’s corporate governance information also is available on its investor relations website.

About Logitech
Logitech designs software-enabled hardware solutions that help businesses thrive and bring people together when working, creating, gaming and streaming. As the point of connection between people and the digital world, our mission is to extend human potential in work and play, in a way that is good for people and the planet. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech and its other brands, including Logitech G, at www.logitech.com or company blog.

# # #
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three and nine months ended December 31, 2024, Fiscal Year 2025 outlook for sales and non-GAAP operating income, opportunities for growth, and related assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: macroeconomic and geopolitical conditions and other factors and their impact, for example inflation, interest rate and foreign currency fluctuations, changes in fiscal policies, geopolitical conflicts, low economic growth in certain regions, and uncertainty in consumer and enterprise demand; our expectations regarding our expense discipline efforts, including the timing thereof; changes in secular trends that impact our business; if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; issues relating to development and use of artificial intelligence; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, supply shortages and other supply chain challenges; the effect of logistics challenges, including disruptions in logistics; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not efficiently manage our spending; our expectations regarding our restructuring efforts, including the timing thereof; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade regulations, policies and agreements and the imposition of tariffs that affect our products or operations, including potential new tariffs that may be imposed on U.S. imports and our ability to mitigate; if we do not successfully execute on strategic acquisitions and investments; risks associated with acquisitions; and the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and other reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three months ended December 31,		Nine months ended December 31,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2024	2023	2024	2023

Net sales	$1,340,294	$1,255,473	$3,544,545	$3,286,980
Cost of goods sold	763,403	726,252	2,010,411	1,937,367
Amortization of intangible assets	2,450	2,441	7,344	8,569
Gross profit	574,441	526,780	1,526,790	1,341,044

Operating expenses:
Marketing and selling	217,048	189,175	615,816	544,716
Research and development	77,973	72,704	229,485	211,822
General and administrative	42,117	39,711	123,748	116,546
Amortization of intangible assets and acquisition-related costs	2,637	2,276	8,065	8,279
Restructuring charges, net	110	839	725	2,562
Total operating expenses	339,885	304,705	977,839	883,925

Operating income	234,556	222,075	548,951	457,119
Interest income	12,176	12,826	42,603	34,508
Other income (expense), net	(1,524)	189	(2,889)	(13,827)
Income before income taxes	245,208	235,090	588,665	477,800
Provision for (benefit from) income taxes	45,061	(9,594)	101,202	33,272
Net income	$200,147	$244,684	$487,463	$444,528

Net income per share:
Basic	$1.33	$1.57	$3.20	$2.82
Diluted	$1.32	$1.55	$3.18	$2.80

Weighted average shares used to compute net income per share:
Basic	150,647	155,933	152,127	157,568
Diluted	151,895	157,440	153,506	158,843

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	December 31,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2024	2024

Current assets:
Cash and cash equivalents	$1,502,832	$1,520,842
Accounts receivable, net	648,230	541,715
Inventories	483,569	422,513
Other current assets	139,523	146,270
Total current assets	2,774,154	2,631,340

Non-current assets:
Property, plant and equipment, net	109,547	116,589
Goodwill	461,183	461,978
Other intangible assets, net	29,161	44,603
Other assets	357,515	350,194
Total assets	$3,731,560	$3,604,704

Current liabilities:
Accounts payable	$578,951	$448,627
Accrued and other current liabilities	715,267	637,262
Total current liabilities	1,294,218	1,085,889

Non-current liabilities:
Income taxes payable	129,497	112,572
Other non-current liabilities	205,027	172,590
Total liabilities	1,628,742	1,371,051

Shareholders’ equity:
Registered shares, CHF 0.25 par value Issued shares: 168,994 and 173,106 at December 31, 2024 and March 31, 2024, respectively	29,432	30,148
Additional paid-in capital	95,162	63,524
Shares in treasury, at cost — 19,555 and 19,243 at December 31, 2024 and March 31, 2024, respectively	(1,381,949)	(1,351,336)
Retained earnings	3,494,495	3,602,519
Accumulated other comprehensive loss	(134,322)	(111,202)
Total shareholders’ equity	2,102,818	2,233,653
Total liabilities and shareholders’ equity	$3,731,560	$3,604,704

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three months ended December 31,		Nine months ended December 31,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2024	2023	2024	2023

Cash flows from operating activities:
Net income	$200,147	$244,684	$487,463	$444,528
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,075	14,739	44,178	48,874
Amortization of intangible assets	5,087	5,074	15,258	16,583
Loss on investments	119	604	1,718	12,213
Share-based compensation expense	26,193	20,613	76,067	64,192
Deferred income taxes	2,163	(20,623)	18,652	(9,515)
Other	73	236	130	336
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(46,366)	(11,424)	(127,934)	(46,786)
Inventories	26,353	91,600	(67,554)	237,969
Other assets	7,175	(8,301)	9,416	3,698
Accounts payable	28,472	32,361	136,848	120,383
Accrued and other liabilities	106,379	73,389	118,659	13,536
Net cash provided by operating activities	370,870	442,952	712,901	906,011
Cash flows from investing activities:
Purchases of property, plant and equipment	(14,227)	(10,854)	(43,340)	(45,585)
Acquisitions, net of cash acquired	—	—	—	(14,138)
Purchases of deferred compensation investments	(2,202)	(5,345)	(5,802)	(7,893)
Proceeds from sales of deferred compensation investments	2,659	5,571	4,958	8,193
Other investing activities	(261)	(50)	(1,173)	(406)
Net cash used in investing activities	(14,031)	(10,678)	(45,357)	(59,829)
Cash flows from financing activities:
Payment of cash dividends	—	—	(207,853)	(182,305)
Payment of contingent consideration for business acquisition	—	—	(1,245)	(5,002)
Purchases of registered shares	(200,137)	(187,834)	(463,322)	(376,775)
Proceeds from exercises of stock options and purchase rights	—	—	20,235	15,319
Tax withholdings related to net share settlements of restricted stock units	(1,008)	(2,372)	(22,251)	(28,596)
Other financing activities	—	—	(1,663)	(1,116)
Net cash used in financing activities	(201,145)	(190,206)	(676,099)	(578,475)
Effect of exchange rate changes on cash and cash equivalents	(16,138)	6,678	(9,455)	(4,080)
Net increase (decrease) in cash and cash equivalents	139,556	248,746	(18,010)	263,627
Cash and cash equivalents, beginning of the period	1,363,276	1,163,904	1,520,842	1,149,023
Cash and cash equivalents, end of the period	$1,502,832	$1,412,650	$1,502,832	$1,412,650

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three months ended December 31,			Nine months ended December 31,
NET SALES	2024	2023	Change	2024	2023	Change

Net sales by product category:
Gaming (1)	$466,715	$409,043	14%	$1,076,660	$957,576	12%
Keyboards & Combos	236,748	229,432	3	662,017	605,201	9
Pointing Devices	217,045	206,180	5	602,927	572,310	5
Video Collaboration	176,053	169,522	4	482,755	461,257	5
Webcams	84,419	85,851	(2)	237,572	249,273	(5)
Tablet Accessories	77,433	64,239	21	241,586	198,252	22
Headsets	45,886	41,762	10	137,038	123,023	11
Other (2)	35,995	49,444	(27)	103,990	120,088	(13)
Total Net Sales	$1,340,294	$1,255,473	7%	$3,544,545	$3,286,980	8%

(1) Gaming includes streaming services revenue generated by Streamlabs.
(2) Other primarily consists of mobile speakers and PC speakers.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three months ended December 31,		Nine months ended December 31,
GAAP TO NON-GAAP RECONCILIATION (A)	2024	2023	2024	2023

Gross profit - GAAP	$574,441	$526,780	$1,526,790	$1,341,044
Share-based compensation expense	2,173	2,189	8,673	6,066
Amortization of intangible assets	2,450	2,441	7,344	8,569
Gross profit - Non-GAAP	$579,064	$531,410	$1,542,807	$1,355,679

Gross margin - GAAP	42.9%	42.0%	43.1%	40.8%
Gross margin - Non-GAAP	43.2%	42.3%	43.5%	41.2%

Operating expenses - GAAP	$339,885	$304,705	$977,839	$883,925
Less: Share-based compensation expense	24,020	18,424	67,394	58,126
Less: Amortization of intangible assets and acquisition-related costs	2,637	2,276	8,065	8,279
Less: Restructuring charges, net	110	839	725	2,562
Operating expenses - Non-GAAP	$313,118	$283,166	$901,655	$814,958

% of net sales - GAAP	25.4%	24.3%	27.6%	26.9%
% of net sales - Non-GAAP	23.4%	22.6%	25.4%	24.8%

Operating income - GAAP	$234,556	$222,075	$548,951	$457,119
Share-based compensation expense	26,193	20,613	76,067	64,192
Amortization of intangible assets and acquisition-related costs	5,087	4,717	15,409	16,848
Restructuring charges, net	110	839	725	2,562
Operating income - Non-GAAP	$265,946	$248,244	$641,152	$540,721

% of net sales - GAAP	17.5%	17.7%	15.5%	13.9%
% of net sales - Non-GAAP	19.8%	19.8%	18.1%	16.5%

Net income - GAAP	$200,147	$244,684	$487,463	$444,528
Share-based compensation expense	26,193	20,613	76,067	64,192
Amortization of intangible assets and acquisition-related costs	5,087	4,717	15,409	16,848
Restructuring charges, net	110	839	725	2,562
Loss on investments	119	604	1,718	12,213
Non-GAAP income tax adjustment	9,834	(29,963)	18,820	(22,033)
Net income - Non-GAAP	$241,490	$241,494	$600,202	$518,310

Net income per share:
Diluted - GAAP	$1.32	$1.55	$3.18	$2.80
Diluted - Non-GAAP	$1.59	$1.53	$3.91	$3.26

Shares used to compute net income per share:
Diluted - GAAP and Non-GAAP	151,895	157,440	153,506	158,843

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three months ended December 31,		Nine months ended December 31,
SHARE-BASED COMPENSATION EXPENSE	2024	2023	2024	2023

Share-based Compensation Expense
Cost of goods sold	$2,173	$2,189	$8,673	$6,066
Marketing and selling	11,813	8,878	34,133	28,623
Research and development	5,043	4,421	15,849	13,568
General and administrative	7,164	5,125	17,412	15,935
Total share-based compensation expense	26,193	20,613	76,067	64,192
Income tax benefit	(4,523)	(3,391)	(16,901)	(11,257)
Total share-based compensation expense, net of income tax benefit	$21,670	$17,222	$59,166	$52,935

*Note: These preliminary results for the three and nine months ended December 31, 2024 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended December 31, 2024 and prior periods presented, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Acquisition-related costs. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition-related costs include certain incremental expenses incurred to effect a business combination. We believe that providing the non-GAAP measures excluding these costs, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits), net. These charges (credits) are associated with restructuring plans, and will vary based on the initiatives in place during any given period. Restructuring charges may include costs related to employee terminations, facility closures and early cancellation of certain contracts as well as other costs resulting from our restructuring initiatives. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results.

Loss (gain) on investments. We recognize losses (gains) related to our investments in various companies, which vary depending on the operational and financial performance of the companies in which we invest. These amounts include our losses (earnings) on equity method investments, investment impairments and losses (gains) resulting from sales or other events related to our investments. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above as well as the income tax impact of non-recurring deferred taxes, tax settlements, and other non-routine tax events, the determination of which is based upon the nature of the underlying items. For the three and nine months ended December 31, 2023, non-GAAP income tax adjustment included the tax benefit from a remeasurement of the tax basis of goodwill under the Swiss Federal Act on Tax Reform and AHV Financing (“TRAF”) during the three months ended December 31, 2023.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.